UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 28, 2013

Allegheny Technologies Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-12001	25-1792394
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Six PPG Place, Pittsburgh, Pennsylvania	15222-5479
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (412) 394-2800

N/A

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	2013 Executive Compensation Program and Awards

At its meeting on February 28, 2013, the Personnel and Compensation Committee (the “Committee”) of the Board of Directors of Allegheny Technologies Incorporated (the “Company”) took several actions concerning base compensation for 2013 and incentive opportunities for performance measurement periods beginning in 2013.

Changes to 2013 Executive Compensation Program:

A. CEO Compensation

Reduction in Incentive Opportunities

Richard J. Harshman, Chairman, President and Chief Executive Officer (“CEO”) recommended, and the Committee approved, the following adjustments to Mr. Harshman’s compensation:

•

Reduced his target award opportunity under the Performance/Restricted Stock Program (“PRSP”) from 170% to 150% of base salary. The former CEO’s target award opportunity was at 200% of his base salary; and

•

Reduced his target award opportunity under the Total Shareholder Return Incentive Compensation Program (“TSRP”) from 170% to 150% of base salary. The former CEO’s target award opportunity was at 200% of his base salary.

The Committee was advised by its compensation consultant that if Mr. Harshman earned his total target compensation, it would rank below the median of the Company’s peer group for benchmarking purposes.

Change to Change-in-Control Agreement

In addition, Mr. Harshman suggested, and the Committee approved, removing the excise tax reimbursement, or “gross-up” provision in his change in control agreement. The letter agreement addressing the removal of such provision is filed as an exhibit and incorporated by reference to this Form 8-K.

B. Long-Term Incentive Plans For All Named Executive Officers, Including the CEO

Reduction of Maximum Award Opportunities under the Company’s Key Executive Performance Plan (“KEPP”)

The Committee chose to cut in half the potential payment opportunities under Level I of the KEPP to a maximum of five times base salary, but the income before tax performance gradients remain comparable to the previous maximum goals. In addition, at Mr. Harshman’s suggestion, the Committee discontinued Level II of the KEPP for the 2013-2015 performance measurement period. KEPP Level II had provided for potential payments upon the achievement of specific operational goals, subject to negative discretion. KEPP Level I is based solely on achievement of specified levels of income before taxes.

Increase to Threshold for Payout under the TSRP

The Committee increased the minimum level of Company performance required (total shareholder return relative to its peer group) for a payout under the 2013-2015 TSRP to the 35th percentile from the 25th percentile. Company performance below the 35th percentile would result in no award payment.

Change to Method of Setting Performance Targets under the Company’s Annual Incentive Plan (“AIP”), PRSP and KEPP

The Committee chose to set targets for the 2013 AIP approximately at the analysts’ consensus earnings estimates for Company earnings per share. PRSP and KEPP performance targets were set with reference to projections of those earnings estimates. Previously, such targets were set with reference to the Company’s internal business plan. Given the uncertainty in the Company’s end markets, this change was made so that stockholders and proxy advisory firms could better assess the degree of difficulty of the prospective goals.

Descriptions of Specific Plans:

A. Base Salaries for 2013

The Committee increased the base salaries of named executive officers by approximately 3% to the amounts that follow, effective February 28, 2013:

Name	Title	2013 Base Salary
Richard J. Harshman	Chairman, President and Chief Executive Officer	$955,000
Dale G. Reid	Executive Vice President, Finance and Chief Financial Officer	$400,000
Hunter R. Dalton	Executive Vice President, Long Products and President, ATI Allvac	$451,500
Terry L. Dunlap	Executive Vice President, Flat-Rolled Products and President, ATI Allegheny Ludlum	$451,500
Gary J. Vroman	Executive Vice President, High Performance Forgings and Castings and President, ATI Ladish	$425,000

The 2013 base salaries are used to calibrate the incentive awards described below.

B. 2013 AIP

The Committee set performance goals and opportunities for the 2013 fiscal year under the AIP at its meeting on February 28, 2013, as follows:

Predetermined Levels of:	Relative Weight
Operating Earnings	40%
Operating Cash Flow	30%
Manufacturing Improvements	15%
• Inventory Turns
• Yield Improvements
Customer Responsiveness	10%
• Delivery Performance
• Quality/Complaints
Safety and Environmental Compliance	5%
• Lost time Incidents
• Recordable Incidents

For Messrs. Harshman and Reid, attainment of performance goals for determining individual AIP award payments will be based entirely on the degree to which the Company as a whole attains predetermined levels of these performance goals with the relative weighting. For Messrs. Dunlap, Dalton and Vroman, attainment of the performance goals for determining their respective AIP award payments will be based 35% on the degree to which the Company as a whole attains predetermined levels of these performance goals with relative weighting and 65% on the degree to which their respective business unit attains predetermined levels of these performance goals with the same relative weighting.

Individual AIP opportunities are granted at “Threshold,” “Target” and “Maximum” levels, which are predetermined levels of achievement of the performance goals and are expressed as a percentage of base salary. The Committee also determined that the AIP for 2013 provides appropriate stretch at threshold, target and maximum performance levels. The respective opportunities granted to the named executive officers under the 2013 AIP based on the relative levels of achievement are as follows:

Name	Threshold	Target	Maximum
Mr. Harshman	62.5%	125%	250%
Mr. Reid	40%	80%	160%
Mr. Dalton	40%	80%	160%
Mr. Dunlap	40%	80%	160%
Mr. Vroman	40%	80%	160%

No AIP award will be paid to individuals if operating earnings for the Company as a whole are below a specified minimum. In addition, a prerequisite to any award under AIP, as well as under the long-term incentive plans discussed below, is compliance with the Company’s Corporate Guidelines for Business Conduct and Ethics.

C. Long-Term Incentive Plans with Performance Measurement Periods Beginning in 2013

At its February 28, 2013 meeting, the Committee awarded shares of Company common stock under the PRSP subject to the restrictions and performance features described below. The Committee also established a performance measurement period under the Company’s TSRP measuring the Company’s total shareholder return for the period January 1, 2013 through and including December 31, 2015 and determined award opportunity levels for that period. In addition, the Committee established a performance measurement period for the period January 1, 2013 through and including December 31, 2015 under the Company’s KEPP and set performance goals and award opportunities under the KEPP. The Company does not grant stock options as part of the long-term incentive program.

(1) PRSP

The Committee determined that grants of Company common stock under the PRSP in 2013 provide an appropriate balance between pay-for-performance and employee retention and would be subject to the following restrictions and performance features.

One half of the number of shares granted to an individual is subject to performance-based restrictions and would vest, if at all, if the Company’s net income determined in accordance with generally accepted accounting principles exceeded an aggregate of $450 million for the period January 1, 2013 through and including December 31, 2015 and the participant was then an employee of the Company (except for retirement, death or disability). If that level of aggregate net income is not exceeded for the three-year period ending December 31, 2015, or if the participant is no longer an employee of the Company for any reason other than retirement, death or disability, before December 31, 2015, the shares of stock subject to performance-based restrictions would be forfeited.

The other one half of the number of shares granted to an individual would vest on the earlier of (i) December 31, 2015, if the net income threshold described above for performance-based restricted shares is met for the three-year period ending December 31, 2015, or (ii) March 1, 2018, if the participant is then an employee of the Company (except for retirement, death or disability).

Dividends declared on the Company’s common stock will be accumulated and paid in stock to holders of performance/restricted stock when and to the extent the restrictions lapse on the shares. The aggregate number of shares of performance/restricted stock granted to an individual is determined by dividing a predetermined percentage of the individual’s base salary by the average of the high and low trading prices of a share of Company common stock on the date of grant. The following table shows the respective percentage of base salary used to determine the number of shares of performance/restricted stock for the named executive officers:

Name	Percentage
Mr. Harshman	150%
Mr. Reid	100%
Mr. Dalton	100%
Mr. Dunlap	100%
Mr. Vroman	100%

(2) TSRP

The Company’s TSRP measures the Company’s relative total shareholder return (generally, the change in the trading price of a share of common stock of the Company plus dividends paid) (“TSR”) for the performance measurement period against the total shareholder return of a group of publicly traded companies deemed comparable by the Committee for the same performance measurement period. A target number of shares, determined by dividing a predetermined percentage of an individual’s base salary by the average of the closing price of a share of the Company’s common stock for the thirty business days preceding January 1, 2013, will be delivered in 2016 to TSRP participants if the Company’s relative TSR is at the 50th percentile. One half of the target number of shares will be delivered if the level of the Company’s TSR performance is at the 35th percentile and twice the target number if the level of the Company’s TSR performance is at the 90th percentile; interpolation between points is made on a straight line basis. No award is paid for performance below the 35th percentile. The following table shows the percentage of base salary used to determine the target number of shares for the TSRP award for the 2013-2015 performance measurement period for the named executive officers:

Name	Percentage
Mr. Harshman	150%
Mr. Reid	100%
Mr. Dalton	100%
Mr. Dunlap	100%
Mr. Vroman	100%

(3) KEPP

The Company’s KEPP is a performance-based long-term cash incentive plan in which the eight key individuals who comprise the Company’s management Executive Council, including the five named executive officers, participate. For the 2013-2015 plan, only Level I of the KEPP will be operative. Cash amounts are paid at the multiple of base salary indicated, if at all and only to the extent the specified aggregate income before taxes goals are reached, and those amounts of income before taxes approximate estimated average annual earnings per share for the 2013-2015 period as indicated:

Multiple of Base Salary	Income Before Taxes (in millions)	Estimated Average Annual EPS
1X	$1,085	$1.95
2X	$1,305	$2.35
3X	$1,565	$2.84
4X	$1,875	$3.41
5X	$2,255	$4.12

For the 2013-2015 KEPP, Level II was discontinued.

KEPP Level I provides that, if the actual achievement for any one year in a particular KEPP performance measurement period equals or exceeds a pro rata target gradient, KEPP participants earn one third of the KEPP payment for that gradient, which amount is paid after the end of the KEPP performance measurement period. Such amounts earned but not yet paid for prior periods are reported in the proxy statement compensation tables in the years earned.

D. Target Setting Considerations under the Incentive Plans

In prior years, the Committee set target performance levels for AIP and for the three-year performance measurement periods for PRSP and KEPP in light of the business conditions then perceived by the Company and in accordance with the business plans of the Company set after a careful examination of the challenges and opportunities faced in the end markets the Company serves.

The Committee chose to set performance targets for the 2013 AIP with reference to the most recently published analysts’ consensus estimates for 2013 and, for the three-year performance measurement periods for PRSP and KEPP, with reference to projections based on the consensus of analysts’ estimates. PRSP targets are slightly below the projections due to the retention aspects of this restricted stock-based plan. KEPP targets are substantially above the projections and require target earnings for the three-year performance measurement period to approximate an average of $1.95 per year, at target, or a compound annual growth rate of 10% for the three-year period. The Committee believes that these targets are very aggressive and provide greater challenge than in past years.

The Committee acted on Mr. Harshman’s recommendation to reduce his relative opportunities in the PRSP and TRSP. As a percentage of base salary, the CEO opportunities set in 2013 are approximately 78% of the opportunities granted to his predecessor. The Committee was advised that, if performance is at target for each plan, Mr. Harshman’s total cash and equity compensation (using the stock trading price at date of grant) will be below median chief executive officer compensation for the benchmarking group used by the Committee for determining compensation.

The Committee revised the compensation benchmarking group used for setting 2013 executive compensation by eliminating certain companies that are substantially larger or substantially smaller than the Company in terms of revenue, even though such companies compete with the Company in the same end markets. The group was then supplemented by six manufacturing companies that, similar to the Company, do not sell directly to consumers and are of comparable size.

The Committee believes that the compensation for the named executive officers is weighted to performance achievement in earnings and TSR. Approximately 84% of Mr. Harshman’s cash and equity compensation at target is performance-based and reliant upon the achievement of the earnings goals and TSR.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1	Letter Agreement amending the Change in Control Severance Agreement, between the Company and Richard J. Harshman, dated March 4, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGHENY TECHNOLOGIES INCORPORATED

By:	/s/ Elliot S. Davis
Elliot S. Davis
Senior Vice President, General Counsel, Chief
Compliance Officer and Corporate Secretary

Dated: March 5, 2013